UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 19, 2018

HOME BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Home BancShares, Inc. (the “Company”) was held on April 19, 2018. The following items of business were presented to the shareholders:

(1)    The fourteen directors were elected as proposed in the Proxy Statement dated March 6, 2018 (the “Proxy Statement”), under the caption “Election of Directors” with votes cast as follows:

	Total Vote For Each Director	Total Vote Withheld For Each Director	Total Broker Non-Vote For Each Director
John W. Allison	126,200,087	1,326,241	33,021,322
C. Randall Sims	126,463,252	1,063,076	33,021,322
Brian S. Davis	111,915,822	15,610,505	33,021,322
Milburn Adams	124,974,725	2,551,603	33,021,322
Robert H. Adcock, Jr.	78,830,111	48,696,217	33,021,322
Richard H. Ashley	109,817,908	17,708,420	33,021,322
Mike D. Beebe	124,290,756	3,235,572	33,021,322
Jack E. Engelkes	124,761,968	2,764,360	33,021,322
Tracy M. French	125,206,166	2,320,162	33,021,322
Karen R. Garrett	126,557,247	969,081	33,021,322
James G. Hinkle	69,726,388	57,799,940	33,021,322
Alex R. Lieblong	126,078,246	1,448,082	33,021,322
Thomas J. Longe	126,165,142	1,361,186	33,021,322
Jim Rankin, Jr.	126,506,791	1,091,537	33,021,322

(2)    The Company’s executive compensation was approved as proposed in the Proxy Statement under the caption “Advisory (Non-binding) Vote Approving Executive Compensation” with votes cast as follows: 116,515,840 votes for, 9,980,257 votes against, 1,030,230 votes abstaining and 33,021,322 broker non-votes.

(3)    The shareholders recommended that the Company hold future advisory votes on the Company’s executive compensation every year, as proposed in the Proxy Statement under the caption “Frequency of Advisory Vote On Executive Compensation,” with votes cast as follows: 116,466,282 votes for every year, 471,066 votes for every two years, 9,205,449 votes for every three years, 1,383,530 votes abstaining and 33,021,322 broker non-votes. Based on the results of this advisory vote, our Board of Directors has determined that the Company will include an advisory vote on the Company’s executive compensation in its proxy materials every year until the next advisory vote on the frequency of such votes, which will occur no later than our Annual Meeting of Shareholders in 2024.

(4)    The amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, to increase the number of shares reserved for issuance under such plan to 13,288,000, was approved as proposed in the Proxy Statement under the caption “Approval of Amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan” with votes cast as follows: 123,423,129 votes for, 3,003,116 votes against, 1,100,082 votes abstaining and 33,021,322 broker non-votes. A copy of the amendment is attached as Exhibit 10.1 to this Current Report.

(5)    The Audit Committee’s selection and appointment of the accounting firm of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified with votes cast as follows: 159,329,340 votes for, 654,966 votes against, 563,343 votes abstaining and zero broker non-votes.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1     Amendment to the Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, of Home BancShares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: April 20, 2018	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer